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                                                                     EXHIBIT 5.1





                                January 14, 1998


Board of Directors
Cowlitz Bancorporation
927 Commerce Avenue
Longview, Washington  98632

Gentlemen:

        We have acted as counsel for Cowlitz Bancorporation (the "Company"), a Washington corporation, in connection with the (i) authorization and issuance of 1,000,000 shares of common stock of the Company, no par value per share (the "Issuer Shares"), (ii) the possible sale of an additional 133,000 shares of common stock of the Company pursuant to an over-allotment option granted to the underwriters (the "Option Shares"), (iii) the possible sale of 17,000 shares of common stock of the Company by existing shareholders pursuant to an over-allotment option granted to the underwriters ("the Selling Shareholder Shares") and (iv) the preparation of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended. We have examined the Registration Statement, the records of the Company and such other documents as we deem necessary for the purpose of this opinion.

        Based on the foregoing, we are of the opinion that:

        1. Upon effectiveness of the Registration Statement, due execution by the Company and the registration by the Company's registrar of the Issuer Shares and the Option Shares and the receipt by the Company of the consideration from the sale of the Issuer Shares and the Option Shares as contemplated by the Registration Statement, each of the Issuer Shares and the Option Shares will be duly authorized, validly issued, fully paid and non-assessable.

        2. The Selling Stockholder Shares are validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus included in the Registration Statement under the caption "Legal Matters."




                                       Very truly yours,

                                       FOSTER PEPPER & SHEFELMAN PLLC